EZCORP ANNOUNCES REALIGNMENT OF EXECUTIVE MANAGEMENT
Stuart Grimshaw Named Chief Executive Officer
AUSTIN, Texas (February 3, 2015) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of easy cash solutions for consumers, today announced the following realignment of its executive management team:

•	Stuart I. Grimshaw (formerly Executive Chairman of the Board) has been named Chief Executive Officer;

•	Lachlan P. Given (formerly Executive Vice Chairman of the Board) has been named Executive Chairman of the Board; and

•	Mark E. Kuchenrither (formerly President and Chief Executive Officer) has been named President and Chief Operating Officer.
This realignment is designed to streamline the Company's governance structure by positioning Mr. Grimshaw closer to the Company's core U.S. pawn and financial services operations, allowing Mr. Kuchenrither to focus on high-potential growth businesses in Mexico and Canada, and focusing Mr. Given's role on strategic investment and acquisition activities. As Chief Executive Officer, Mr. Grimshaw will assume principal executive officer responsibilities for all strategic, operating and support functions and will report to the Board of Directors.
Mr. Grimshaw stated: "I am honored to be assuming full executive responsibility for EZCORP. Over the past several months, we have made significant progress on our operational excellence and growth initiatives, but there remains much work to be done. The management realignment announced today is intended to distribute our executive talent across our core and growth businesses and strategic opportunities. I look forward to working with the Board and leading the executive management team to fully realize the enormous potential of this business."
In his new role, Mr. Kuchenrither will no longer be a member of the Board of Directors, which leaves the Board with two executive directors and six non-executive directors. Mr. Kuchenrither will continue to serve as Chief Financial Officer until the Company hires a new Chief Financial Officer.
About EZCORP
EZCORP is a leader in delivering easy cash solutions to our customers across channels, products, services and markets. With approximately 7,000 team members and approximately 1,400 locations and branches, we give our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico and Canada, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of consumer loans in Mexico, and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The company also has a significant investment in Cash Converters International Limited (CCV.ASX), which franchises and operates a worldwide network of over 750 stores that provide personal financial services and sell pre-owned merchandise.
For the latest information on EZCORP, please visit our website at: http://investors.ezcorp.com/.

Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com
http://investors.ezcorp.com/

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